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    As filed with the Securities and Exchange Commission on November 14, 2001

                                                       Registration No. 33-45952

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                      POST-EFFECTIVE AMENDMENT TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   74-1383447
                      (I.R.S. Employer Identification No.)

                             2000 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10650
                                 (914) 253-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 LYDIA I. BEEBE
                      VICE PRESIDENT & CORPORATE SECRETARY
                                575 MARKET STREET
                             SAN FRANCISCO, CA 94105
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                               Terry M. Kee, Esq.
                               Suzanne Awad, Esq.
                             Pillsbury Winthrop LLP
                                50 Fremont Street
                         San Francisco, California 94105
                              --------------------


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                           TERMINATION OF REGISTRATION

         This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration Statement No. 33-45952 filed on February 26, 1992, pertaining to Common Stock of the Registrant and Plan Interests to be offered under the Star Enterprise Savings Plan. This Registration Statement also relates Registration No. 33-28887, as amended (the "Related Registration Statement") incorporated in the Registration Statement by reference.

         The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement and the Related Registration Statement which remain unsold.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 13, 2001.



                                   TEXACO INC.



                                   By: /s/ Lydia I. Beebe
                                       ______________________________________
                                                     Lydia I. Beebe
                                        Vice President and Corporate Secretary